UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K
 _______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 16, 2018

OrangeHook, Inc.
(Exact name of Registrant as Specified in its Charter)

Florida	000-54249	27-1230588
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

319 Barry Avenue South #300
Wayzata, Minnesota 55391
 (Address of Principal Executive Offices including Zip Code)

(442) 500-4665
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02. Termination of a Material Definitive Agreement.

On October 16, 2018, OrangeHook, Inc., a Florida corporation (the "Company"), and Lenovo PC HK. Ltd, a Hong Kong company ("Lenovo"), mutually agreed to terminate the existing Business Partnership Agreement (the "BPA") between the companies effective September 30, 2018. The Company and Lenovo originally signed the BPA in March 2016 and subsequently entered into three amendments, including an amendment whereby Lenovo agreed to make certain minimum pre-purchases of software from the Company. The Company and Lenovo agreed that, simultaneously with the termination of the BPA, the amounts of all required pre-purchases, including pre-purchases that have not already been paid by Lenovo, would be converted to shares of the Company's common stock. Amounts of minimum purchases previously made under the BPA were applied to the purchase of common stock concurrently with the termination of the BPA. Future payments not yet due will be made as purchases of common stock at the same time and in the same amounts as summarized below.
The terms of the purchase of Common Stock are summarized in Item 3.02, which summary is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.

On October 16, 2018, the Company entered into a subscription agreement, effective September 30, 2018, with Lenovo for the sale of an aggregate number of 714,286 shares of the Company's common stock ("Common Stock") at a price of $3.50 per share. Prior payments of $1.5 million under a business partnership agreement with Lenovo were applied to the purchase, resulting in the issuance of 428,571 shares to date under the subscription agreement. The subscription agreement requires two additional purchases of 147,857 and 147,858 on December 31, 2018 and April 1, 2019, respectively.
The issuance of shares of the Common Stock pursuant to the terms of the subscription agreement have not been (and will not be) registered under the Securities Act of 1933, as amended ("Securities Act"), and have been (or will be) issued in reliance on the exemption in Regulation S promulgated under the Securities Act and on the private offering exemption of Section 4(a)(2) of the Securities Act..  The Company is issuing the Common Stock in a private offering to a single sophisticated purchaser, which is located outside of the United States and is not a "U.S. Person." Lenovo has agreed to customary restrictions on resale under applicable securities laws.
Item 8.01. Other Events.
On October 16, 2018, the Company and Lenovo entered into a non-binding term sheet to negotiate in good faith to enter into a new business agreement anticipated, among other things, to provide Lenovo with a three-year non-exclusive right to sell all product offerings of the Company and its subsidiaries, revenue sharing between the parties for Lenovo-initiated sales and agreement termination fees under certain circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORANGEHOOK, INC.

Dated:   October 22, 2018
By:  /s/   Brittany Thiele
               Brittany Thiele
               Chief Accounting Officer and Director of Finance
                (Interim CFO)